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                                                                    Exhibit 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-2



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Section 7.3 Indenture                                                            Distribution Date:               5/17/2004
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
(i)     Amount of the distribution allocable to principal of the
             Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on
             the Notes per $1,000 of the initial principal balance
             of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on
               the Notes
               Class A Note Interest Requirement                    1,210,645.33
               Class B Note Interest Requirement                      120,897.78
               Class C Note Interest Requirement                      257,280.00
                       Total                                        1,588,823.11

        Amount of the distribution allocable to the interest on
               the Notes per $1,000 of the initial principal
               balance of the Notes
               Class A Note Interest Requirement                         1.07556
               Class B Note Interest Requirement                         1.28889
               Class C Note Interest Requirement                         2.13333

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                      1,125,600,000
               Class B Note Principal Balance                         93,800,000
               Class C Note Principal Balance                        120,600,000

(iv)    Amount on deposit in Owner Trust Spread Account            13,400,000.00

(v)     Required Owner Trust Spread Account Amount                 13,400,000.00



                                                               By:
                                                                                 --------------------

                                                               Name:             Patricia M. Garvey
                                                               Title:            Vice President


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